EXHIBIT 99.1

EARNINGS RELEASE
For Immediate Release

Analyst Inquiries:                                                      Media Inquiries:
Mike Eliason                                                          Tobin Richer
(317) 249-4559                                                           (317) 665-0366
mike.eliason@karglobal.com                  tobin.richer@karglobal.com

KAR Auction Services, Inc. Reports First Quarter 2020 Financial Results

Carmel, IN, May 7, 2020 — KAR Auction Services, Inc. (NYSE: KAR), today reported its first quarter financial results for the period ended March 31, 2020. For the first quarter of 2020, the company reported revenue of $645.5 million as compared with revenue of $689.6 million for the first quarter of 2019, a decrease of 6%. Net income from continuing operations for the first quarter of 2020 decreased 82% to $2.8 million, or $0.02 per diluted share, as compared with net income from continuing operations of $15.3 million, or $0.11 per diluted share, in the first quarter of 2019. Adjusted EBITDA for the quarter ended March 31, 2020 decreased 28% to $88.6 million, as compared with Adjusted EBITDA of $122.9 million for the quarter ended March 31, 2019. Operating adjusted net income from continuing operations per diluted share decreased 55% to $0.09 for the quarter ended March 31, 2020, as compared with operating adjusted net income from continuing operations per diluted share of $0.20 for the quarter ended March 31, 2019. The company's operating results for the quarter ended March 31, 2020 were significantly impacted by the COVID-19 pandemic, as further discussed below.

Impact of COVID-19 on Company Operations
On March 16, 2020, in response to the COVID-19 pandemic, the company announced that it was modifying its North American auction processes and would be holding auctions online only via Simulcast to protect the health and well-being of its workforce and customers. On March 20, 2020, the company announced that it was suspending physical sale operations across North America at all ADESA auction locations, including Simulcast-only sales, for at least two weeks. All non-essential auction employees were sent home and were paid during the two week closure. On April 6, 2020, the company reopened Simulcast-only sales in select markets and has continued to expand the Simulcast-only sales each week, where possible and as permitted. The company has altered its processes to comply with all local, state and provincial directives, including social distancing guidelines, which have materially limited ADESA's ability to provide its full scope of services until the guidelines are eased or terminated. As a result, the company has taken certain measures to help protect the business and its liquidity while its operations are negatively impacted. Some of these measures include the following:

•The company has reduced compensation expense:
▪The company’s CEO, CFO and President have voluntarily elected to forgo 100% of their respective base salaries effective April 5, 2020 through at least June 27, 2020.
▪The remainder of the company’s executive officers have voluntarily elected to reduce their base salaries by 50% during this period.
▪Base salaries across many levels of the organization have been temporarily reduced.
▪The company furloughed approximately 11,000 employees in April 2020.
▪The company’s board of directors voluntarily elected to forgo their cash compensation for the second quarter of 2020.
•Business travel for any reason has been prohibited.
•Non-essential services provided by third parties at the company's locations have generally been suspended.
•All capital projects at the company's physical auction locations have been delayed or canceled.

•The company has temporarily suspended its quarterly dividend in light of the impact of the COVID-19 pandemic on its operations.
•The company has negotiated the deferral of rent payments with certain landlords.
•The ADESA Assurance program was temporarily suspended.
•AFC has reduced the unused portion of certain floorplan lines with its customers.

In addition, the company intends to take advantage of the Employee Retention Credit and the Federal Employer Social Security Tax Deferment provided under the Coronavirus Aid, Relief, and Economic Security Act ("CARES Act").

Recent restrictions on retail automobile sales and operations have reduced floorings and payoffs at AFC. As a result, AFC launched a Customer Relief Program in March 2020. Under the Customer Relief Program, eligible customers may choose to defer curtailment payments (principal, fees and interest) due through May 31, 2020, on eligible units.

The extent to which the COVID-19 outbreak impacts the company's business, results of operations and financial condition will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. Even after the COVID-19 outbreak has subsided, the company may continue to experience materially adverse impacts to its business as a result of its global economic impact, including any economic downturn or recession that has occurred or may occur in the future.

2020 Outlook Withdrawn
The company has withdrawn its 2020 outlook and financial guidance previously provided on February 18, 2020 given the uncertainty of the business climate as impacted by COVID-19 and the unpredictable timeline of market recovery.

Quarterly Dividend Temporarily Suspended
The company has temporarily suspended its quarterly dividend in light of the impact of the COVID-19 pandemic on its operations.

Earnings Conference Call Information
KAR will be hosting an earnings conference call and webcast on Thursday, May 7, 2020 at 8:30 a.m. EDT (7:30 a.m. CDT). The call will be hosted by KAR's Chief Executive Officer and Chairman of the Board, Jim Hallett, and Executive Vice President and Chief Financial Officer, Eric Loughmiller. The conference call may be accessed by calling 1-844-778-4145 and entering participant passcode 4693498, while the live web cast will be available at the investors section of www.karglobal.com. Supplemental financial information for KAR’s first quarter 2020 results is available at the investors section of www.karglobal.com.

A replay of the call will be available for two weeks via telephone starting approximately 30 minutes after the completion of the call. The replay may be accessed by calling 1-855-859-2056 and entering passcode 4693498. The archive of the web cast will also be available following the call and will be available at the investors section of www.karglobal.com for a limited time.

About KAR
KAR Auction Services Inc. (NYSE: KAR), known as KAR Global, provides sellers and buyers across the global wholesale used vehicle industry with innovative, technology-driven remarketing solutions. KAR Global's unique end-to-end platform supports whole car, financing, logistics and other ancillary and related services, including the sale of nearly 3.8 million units valued at approximately $40 billion through our auctions. Our integrated physical, online and mobile marketplaces reduce risk, improve transparency and streamline transactions for customers in more than 80 countries. Headquartered in Carmel, Indiana, KAR Global has approximately 15,000 employees across the United States, Canada, Mexico, U.K. and Europe. For more information go to www.KARglobal.com. For the latest KAR Global news, follow us on Twitter @KARSpeaks.

Forward Looking Statements
Certain statements contained in this release include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties. In particular, statements made that are not historical facts may be forward-looking statements. Words such as “should,” “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements. Such statements are based on management's current expectations, are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include those uncertainties regarding the impact of the COVID-19 virus on our business and the economy generally, and those other matters disclosed in the Company’s Securities and Exchange Commission filings. The Company does not undertake any obligation to update any forward-looking statements.

KAR Auction Services, Inc.
Condensed Consolidated Statements of Income
(In millions) (Unaudited)

	Three Months Ended March 31,
	2020	2019
Operating revenues
Auction fees and services revenue	$491.5	$541.9
Purchased vehicle sales	75.5	57.8
Finance-related revenue	78.5	89.9
Total operating revenues	645.5	689.6

Operating expenses
Cost of services (exclusive of depreciation and amortization)	394.6	393.9
Selling, general and administrative	162.4	175.2
Depreciation and amortization	47.7	44.3
Total operating expenses	604.7	613.4

Operating profit	40.8	76.2

Interest expense	38.0	56.5
Other income, net	(2.0)	(2.1)

Income from continuing operations before income taxes	4.8	21.8

Income taxes	2.0	6.5

Income from continuing operations	2.8	15.3
Income from discontinued operations, net of income taxes	—	62.5
Net income	$2.8	$77.8

Net income per share - basic
Income from continuing operations	$0.02	$0.11
Income from discontinued operations	—	0.47
Net income	$0.02	$0.58

Net income per share - diluted
Income from continuing operations	$0.02	$0.11
Income from discontinued operations	—	0.47
Net income	$0.02	$0.58

Dividends declared per common share	$0.19	$0.35

KAR Auction Services, Inc.
Condensed Consolidated Balance Sheets
(In millions) (Unaudited)

	March 31, 2020	December 31, 2019
Cash and cash equivalents	$293.1	$507.6
Restricted cash	114.4	53.3
Trade receivables, net of allowances	244.1	457.5
Finance receivables, net of allowances	1,929.8	2,100.2
Other current assets	131.5	125.9
Total current assets	2,712.9	3,244.5

Goodwill	1,810.7	1,821.7
Customer relationships, net of accumulated amortization	194.5	207.9
Operating lease right-of-use assets	358.7	364.1
Intangible and other assets	328.9	334.0
Property and equipment, net of accumulated depreciation	594.0	609.0
Total assets	$5,999.7	$6,581.2

Current liabilities, excluding obligations collateralized by finance receivables and current maturities of debt	$641.9	$1,027.7
Obligations collateralized by finance receivables	1,349.9	1,461.2
Current maturities of debt	27.0	28.8
Total current liabilities	2,018.8	2,517.7

Long-term debt	1,860.1	1,861.3
Operating lease liabilities	353.1	358.3
Other non-current liabilities	195.9	193.7
Stockholders’ equity	1,571.8	1,650.2
Total liabilities and stockholders’ equity	$5,999.7	$6,581.2

KAR Auction Services, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions) (Unaudited)

	Three Months Ended March 31,
	2020	2019
Operating activities
Net income	$2.8	$77.8
Net income from discontinued operations	—	(62.5)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	47.7	44.3
Provision for credit losses	18.7	9.6
Deferred income taxes	(4.7)	3.5
Amortization of debt issuance costs	2.7	2.6
Stock-based compensation	5.0	6.4
Other non-cash, net	1.4	3.5
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables and other assets	210.7	(177.8)
Accounts payable and accrued expenses	(333.5)	142.6
Net cash (used by) provided by operating activities - continuing operations	(49.2)	50.0
Net cash provided by operating activities - discontinued operations	—	37.5
Investing activities
Net decrease in finance receivables held for investment	146.3	18.6
Acquisition of businesses (net of cash acquired)	—	(120.7)
Purchases of property, equipment and computer software	(29.6)	(32.3)
Net cash provided by (used by) investing activities - continuing operations	116.7	(134.4)
Net cash used by investing activities - discontinued operations	—	(21.6)
Financing activities
Net (decrease) increase in book overdrafts	(35.1)	37.4
Net (decrease) increase in borrowings from lines of credit	(1.8)	108.8
Net decrease in obligations collateralized by finance receivables	(103.7)	(88.5)
Payments on long-term debt	(2.4)	(10.7)
Payments on finance leases	(4.4)	(4.7)
Payments of contingent consideration and deferred acquisition costs	(22.3)	—
Issuance of common stock under stock plans	0.4	0.7
Tax withholding payments for vested RSUs	(3.4)	(10.2)
Dividends paid to stockholders	(24.5)	(46.5)
Net cash used by financing activities - continuing operations	(197.2)	(13.7)
Net cash used by financing activities - discontinued operations	—	(4.6)
Effect of exchange rate changes on cash	(23.7)	5.8
Net decrease in cash, cash equivalents and restricted cash	(153.4)	(81.0)
Cash, cash equivalents and restricted cash at beginning of period	560.9	304.7
Cash, cash equivalents and restricted cash at end of period	$407.5	$223.7
Cash paid for interest, net of proceeds from interest rate swaps and caps	$23.4	$35.7
Cash paid for taxes, net of refunds - continuing operations	$5.6	$14.0
Cash paid for taxes, net of refunds - discontinued operations	$—	$15.3

KAR Auction Services, Inc.
Reconciliation of Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA, operating adjusted net income from continuing operations and operating adjusted net income from continuing operations per share as presented herein are supplemental measures of our performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). They are not measurements of our financial performance under GAAP and should not be considered as substitutes for net income (loss) or any other performance measures derived in accordance with GAAP. Management believes that these measures provide investors additional meaningful methods to evaluate certain aspects of the company’s results period over period and for the other reasons set forth below.

EBITDA is defined as net income (loss), plus interest expense net of interest income, income tax provision (benefit), depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items of income and expense and expected incremental revenue and cost savings as described in our senior secured credit agreement covenant calculations. Management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors about one of the principal measures of performance used by our creditors. In addition, management uses EBITDA and Adjusted EBITDA to evaluate our performance.

Depreciation expense for property and equipment and amortization expense of capitalized internally developed software costs relate to ongoing capital expenditures; however, amortization expense associated with acquired intangible assets, such as customer relationships, software, tradenames and noncompete agreements are not representative of ongoing capital expenditures, but have a continuing effect on our reported results. Non-GAAP financial measures of operating adjusted net income from continuing operations and operating adjusted net income from continuing operations per share, in the opinion of the company, provide comparability of the company's performance to other companies that may not have incurred these types of non-cash expenses or that report a similar measure. In addition, operating adjusted net income from continuing operations and operating adjusted net income from continuing operations per share may include adjustments for certain other charges.

EBITDA, Adjusted EBITDA, operating adjusted net income from continuing operations and operating adjusted net income from continuing operations per share have limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of the results as reported under GAAP. These measures may not be comparable to similarly titled measures reported by other companies.

The following table reconciles EBITDA and Adjusted EBITDA to net income for the periods presented:

	Three Months Ended March 31,
(in millions), (unaudited)	2020	2019

Net income	$2.8	$77.8
Less: Income from discontinued operations	—	(62.5)
Net income from continuing operations	2.8	15.3
Add back:
Income taxes	2.0	6.5
Interest expense, net of interest income	37.2	55.9
Depreciation and amortization	47.7	44.3
EBITDA	89.7	122.0
Non-cash stock-based compensation	5.3	6.6
Acquisition related costs	1.4	3.9
Securitization interest	(11.4)	(14.8)
Loss on asset sales	0.5	0.5
Severance	1.8	3.7
Foreign currency (gains)/losses	0.4	(0.6)
IAA allocated costs	—	1.4
Other	0.9	0.2
Total addbacks	(1.1)	0.9
Adjusted EBITDA	$88.6	$122.9

The following table reconciles operating adjusted net income from continuing operations and operating adjusted net income from continuing operations per diluted share to net income and net income from continuing operations per diluted share for the periods presented:

	Three Months Ended March 31,
(in millions, except per share amounts), (unaudited)	2020	2019

Net income	$2.8	$77.8
Less: income from discontinued operations	—	(62.5)
Net income from continuing operations	2.8	15.3
Acquired amortization expense	14.3	14.6
IAA allocated costs	—	1.4
Income taxes (1)	(6.0)	(4.8)
Operating adjusted net income from continuing operations	$11.1	$26.5

Net income from continuing operations per share - diluted	$0.02	$0.11
Acquired amortization expense	0.11	0.11
IAA allocated costs	—	0.01
Income taxes	(0.04)	(0.03)
Operating adjusted net income from continuing operations per share - diluted	$0.09	$0.20

Weighted average diluted shares	130.0	133.8

(1)The effective tax rate at the end of each period presented was used to determine the amount of income tax on the adjustments to net income.